Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-145812) and Form S-8 (File No. 333-137589) of our report dated March 17, 2008, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Security Capital Assurance Ltd’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in each such Registration Statement.

/s/ PricewaterhouseCoopers LLP New York, New York March 17, 2008